FOR IMMEDIATE RELEASE
NEWS RELEASE

Pacira BioSciences Reports First Quarter 2023 Financial Results

-- EXPAREL continues to outperform elective surgery market with average daily volumes up 6 percent over prior year --
-- Conference call today at 8:30 a.m. ET --

TAMPA, FL, May 3, 2023 - Pacira BioSciences, Inc. (Nasdaq: PCRX), the industry leader in its commitment to non-opioid pain management and regenerative health solutions, today reported financial results for the first quarter of 2023.
First Quarter 2023 Financial Highlights
•Total revenues of $160.3 million
•Net product sales of $130.4 million for EXPAREL, $24.3 million for ZILRETTA, and $4.0 million for iovera°
•Net loss of $19.5 million, or $0.43 per share (basic and diluted)
•Adjusted EBITDA of $41.9 million
“2023 is off to a positive start as EXPAREL continues to outperform the elective surgery market with expanding utilization across key target markets and all sites of care,” said Dave Stack, chairman and chief executive officer of Pacira BioSciences. “The rollout of our 340B pricing program has performed according to plan with volumes expanding within both existing and naïve business. For ZILRETTA and iovera°, our full field-based team is broadening awareness and we are seeing a significant increase in first-time customers for these complementary and standalone non-opioid solutions for managing osteoarthritis pain.”

Recent Business Highlights

•FDA Acceptance of sNDA for EXPAREL Nerve Blocks to Produce Regional Analgesia in Lower Extremity Procedures. In March 2023, the FDA accepted the company’s supplemental new drug application (sNDA) seeking expansion of the EXPAREL label to include both single-dose sciatic nerve block in the popliteal fossa as well as femoral nerve block in the adductor canal. The expected action date by the FDA under the Prescription Drug User Fee Act (PDUFA) is November 13, 2023.
•Repayment and Termination of Term Loan B. In March 2023, the company repaid $287.5 million in Term Loan B debt, which represented all outstanding principal under the facility, using net proceeds from a new $150.0 million 5-year Term Loan A Facility and existing cash resources. The Term Loan A carries a significantly lower interest rate.

•Appointment of Christopher Young as Chief Manufacturing Officer. In April 2023, Christopher Young was appointed as the company’s Chief Manufacturing Officer. Mr. Young is responsible for oversight of all manufacturing activities across the Pacira product portfolio including supply chain design, product life cycle management, demand and requirements planning, capacity, and product launches across all global manufacturing locations.
•Partnership with PGA TOUR Champions to Make iovera° the Official Non-Opioid Pain Management Option of Multiple 2023 Tournaments. In April 2023, the company launched a year-long partnership with PGA TOUR Champions naming Pacira’s iovera° pain management device the Official Non-Opioid Pain Management Option of the Invited Celebrity Classic and other upcoming tournaments. The partnership aims to raise awareness of the role of iovera° to treat chronic and acute pain.
First Quarter 2023 Financial Results
•Total revenues were $160.3 million in the first quarter of 2023, versus $158.0 million reported for the first quarter of 2022.
•EXPAREL net product sales were $130.4 million in the first quarter of 2023, versus $129.2 million reported for the first quarter of 2022. First quarter average daily volume growth of 6 percent was offset by a lower net selling price primarily due to the implementation of 340B Drug Pricing and other contracted relationships.
•ZILRETTA net product sales were $24.3 million in the first quarter of 2023, versus $23.6 million reported for the first quarter of 2022.
•First quarter 2023 iovera° net product sales were $4.0 million, versus $3.0 million reported for the first quarter of 2022.
•Sales of bupivacaine liposome injectable suspension to third-party licensees were $0.7 million in the first quarter of 2023, versus $1.6 million reported for the first quarter of 2022.
•First quarter royalty revenues were $0.9 million in the first quarter of 2023, versus $0.6 million reported for the first quarter of 2022.
•Total operating expenses were $163.4 million in the first quarter of 2023, versus $140.6 million reported for the first quarter of 2022.
•Research and development (R&D) expenses were $17.1 million in the first quarter of 2023, compared to $21.6 million in the first quarter of 2022. R&D expenses included $7.7 million and $5.0 million of product development and manufacturing capacity expansion costs in the first quarters of 2023 and 2022, respectively.
•Selling, general and administrative (SG&A) expenses were $70.8 million in the first quarter of 2023, compared to $64.3 million in the first quarter of 2022.
•GAAP net loss was $19.5 million, or $0.43 per share (basic and diluted) in the first quarter of 2023, compared to GAAP net income of $6.8 million, or $0.15 per share (basic and diluted), in the first quarter of 2022.

•Non-GAAP net income was $24.3 million, or $0.53 per share (basic and diluted) in the first quarter of 2023, compared to $29.9 million, or $0.67 per share (basic) and $0.64 per share (diluted), in the first quarter of 2022.
•Adjusted EBITDA was $41.9 million in the first quarter of 2023, compared to $53.8 million in the first quarter of 2022.
•Pacira ended the first quarter of 2023 with cash, cash equivalents and available-for-sale investments (“cash”) of $182.3 million. Cash provided by operations was $19.1 million in the first quarter of 2023, compared to $30.8 million in the first quarter of 2022.
•Pacira had 45.9 million basic and diluted weighted average shares of common stock outstanding in the first quarter of 2023.
See “Non-GAAP Financial Information” below.
Financial Guidance
Pacira reiterated its full-year 2023 financial guidance as follows:
•EXPAREL net product sales of $570 million to $580 million;
•ZILRETTA net product sales of $115 million to $125 million;
•iovera° net product sales of $17 million to $20 million;
•Non-GAAP Gross margin of 76% to 78%;
•Non-GAAP R&D expense of $70 million to $80 million;
•Non-GAAP SG&A expense of $220 million to $230 million; and
•Stock-based compensation of $51 million to $54 million.
See “Non-GAAP Financial Information” below.

Today’s Conference Call and Webcast Reminder
The Pacira management team will host a conference call to discuss the company’s financial results and recent developments today, Wednesday, May 3, 2023, at 8:30 a.m. ET. For listeners who wish to participate in the question-and-answer session via telephone, please pre-register at investor.pacira.com/upcoming-events. All registrants will receive dial-in information and a PIN allowing them to access the live call. In addition, a live audio of the conference call will be available as a webcast. Interested parties can access the event through the “Events” page on the Pacira website at investor.pacira.com.

Non-GAAP Financial Information
This press release contains financial measures that do not comply with U.S. generally accepted accounting principles (GAAP), such as non-GAAP gross margin, non-GAAP cost of goods sold, non-GAAP research and development (R&D) expense, non-GAAP selling, general and administrative (SG&A) expense, non-GAAP net income, non-GAAP net income per common share, non-GAAP weighted average diluted common shares outstanding, EBITDA (earnings before interest, taxes, depreciation and amortization) and adjusted EBITDA, because these non-GAAP financial measures exclude the impact of items that management believes affect comparability or underlying business trends.

These measures supplement the company’s financial results prepared in accordance with GAAP. Pacira management uses these measures to better analyze its financial results, estimate its future cost of goods sold, R&D expense and SG&A expense outlook for 2023 and to help make managerial decisions. In management’s opinion, these non-GAAP measures are useful to investors and other users of the Company's financial statements by providing greater transparency into the ongoing operating performance of Pacira and its future outlook. Such measures should not be deemed to be an alternative to GAAP requirements or a measure of liquidity for Pacira. The non-GAAP measures presented here are also unlikely to be comparable with non-GAAP disclosures released by other companies. See the tables below for a reconciliation of GAAP to non-GAAP measures.

About Pacira
Pacira BioSciences, Inc. (Nasdaq: PCRX) is committed to providing a non-opioid option to as many patients as possible to redefine the role of opioids as rescue therapy only. The company is also developing innovative interventions to address debilitating conditions involving the sympathetic nervous system, such as cardiac electrical storm, chronic pain, and spasticity. Pacira has three commercial-stage non-opioid treatments: EXPAREL® (bupivacaine liposome injectable suspension), a long-acting local analgesic currently approved for infiltration, fascial plane block, and as an interscalene brachial plexus nerve block for postsurgical pain management; ZILRETTA® (triamcinolone acetonide extended-release injectable suspension), an extended-release, intra-articular injection indicated for the management of osteoarthritis knee pain; and ioveraº®, a novel, handheld device for delivering immediate, long-acting, drug-free pain control using precise, controlled doses of cold temperature to a targeted nerve. To learn more about Pacira, including the corporate mission to reduce overreliance on opioids, visit www.pacira.com.

About EXPAREL®

EXPAREL (bupivacaine liposome injectable suspension) is indicated in patients 6 years of age and older for single-dose infiltration to produce postsurgical local analgesia, and in adults as an interscalene brachial plexus nerve block to produce postsurgical regional analgesia. Safety and efficacy have not been established in other nerve blocks. The product combines bupivacaine with multivesicular liposomes, a proven product delivery technology that delivers medication over a desired time period. EXPAREL represents the first and only multivesicular liposome local anesthetic that can be utilized in the peri- or postsurgical setting. By utilizing the multivesicular liposome platform, a single dose of EXPAREL delivers bupivacaine over time, providing significant reductions in cumulative pain scores with up to a 78 percent decrease in opioid consumption; the clinical benefit of the opioid reduction was not demonstrated. Additional information is available at www.EXPAREL.com.

Important Safety Information about EXPAREL for Patients

EXPAREL should not be used in obstetrical paracervical block anesthesia. In studies in adults where EXPAREL was injected into a wound, the most common side effects were nausea, constipation, and vomiting. In studies in adults where EXPAREL was injected near a nerve, the most common side effects were nausea, fever, and constipation. In the study where EXPAREL was given to children, the most common side effects were nausea, vomiting, constipation, low blood pressure, low number of red blood cells, muscle twitching, blurred vision, itching, and rapid heartbeat. EXPAREL can cause a temporary loss of feeling and/or loss of muscle movement. How much and how long the loss of feeling and/or muscle movement depends on where and how much of EXPAREL was injected and may last for up to 5 days. EXPAREL is not recommended to be used in patients younger than 6 years old for injection into the wound, for patients younger than 18 years old, for injection near a nerve, and/or in pregnant women. Tell your health care provider if you or your child has liver disease, since this may affect how the active ingredient (bupivacaine) in EXPAREL is eliminated from the body. EXPAREL should not be injected into the spine, joints, or veins. The active ingredient in EXPAREL can affect the nervous system and the cardiovascular system; may cause an allergic reaction; may cause damage if injected into the joints; and can cause a rare blood disorder.

About ZILRETTA®

On October 6, 2017, ZILRETTA (triamcinolone acetonide extended-release injectable suspension) was approved by the U.S. Food and Drug Administration as the first and only extended-release intra-articular therapy for patients confronting osteoarthritis (OA)- related knee pain. ZILRETTA employs proprietary microsphere technology combining triamcinolone acetonide—a commonly administered, short-acting corticosteroid—with a poly lactic-co-glycolic acid (PLGA) matrix to provide extended pain relief. The pivotal Phase 3 trial on which the approval of ZILRETTA was based showed that ZILRETTA significantly reduced OA knee pain for 12 weeks, with some people experiencing pain relief through Week 16. Learn more at www.zilretta.com.

Indication and Select Important Safety Information for ZILRETTA

Indication: ZILRETTA is indicated as an intra-articular injection for the management of OA pain of the knee. Limitation of Use: The efficacy and safety of repeat administration of ZILRETTA have not been demonstrated.

Contraindication: ZILRETTA is contraindicated in patients who are hypersensitive to triamcinolone acetonide, corticosteroids or any components of the product.

Warnings and Precautions:

•Intra-articular Use Only: ZILRETTA has not been evaluated and should not be administered by epidural, intrathecal, intravenous, intraocular, intramuscular, intradermal, or subcutaneous routes. ZILRETTA should not be considered safe for epidural or intrathecal administration.
•Serious Neurologic Adverse Reactions with Epidural and Intrathecal Administration: Serious neurologic events have been reported following epidural or intrathecal corticosteroid administration. Corticosteroids are not approved for this use.
•Hypersensitivity reactions: Serious reactions have been reported with triamcinolone acetonide injection. Institute appropriate care if an anaphylactic reaction occurs.

•Joint infection and damage: A marked increase in joint pain, joint swelling, restricted motion, fever and malaise may suggest septic arthritis. If this occurs, conduct appropriate evaluation and if confirmed, institute appropriate antimicrobial treatment.

Adverse Reactions: The most commonly reported adverse reactions (incidence ≥1%) in clinical studies included sinusitis, cough, and contusions.

Please see ZILRETTALabel.com for full Prescribing Information.

About iovera°®

The iovera° system uses the body’s natural response to cold to treat peripheral nerves and immediately reduce pain without the use of drugs. Treated nerves are temporarily stopped from sending pain signals for a period of time, followed by a restoration of function. Treatment with iovera° works by applying targeted cold to a peripheral nerve. A precise cold zone is formed under the skin that is cold enough to immediately prevent the nerve from sending pain signals without causing damage to surrounding structures. The effect on the nerve is temporary, providing pain relief until the nerve regenerates and function is restored. Treatment with iovera° does not include injection of any substance, opioid, or any other drug. The effect is immediate and can last up to 90 days. The iovera° system is not indicated for treatment of central nervous system tissue. Additional information is available at www.iovera.com.

Important Safety Information for iovera°®

The iovera° system is contraindicated for use in patients with the following: Cryoglobulinemia; Paroxysmal cold hemoglobinuria; cold urticaria; Raynaud’s disease; open and/or infected wounds at or near the treatment line. Potential complications: As with any surgical treatment that uses needle-based therapy, there is potential for temporary site-specific reactions, including but not limited to: bruising (ecchymosis); swelling (edema); inflammation and/or redness (erythema); pain and/or tenderness; altered sensation (localized dysesthesia). Typically, these reactions resolve with no physician intervention. Patients may help the healing process by applying ice packs to the affected sites, and by taking over-the-counter analgesics.

Forward-Looking Statements
Any statements in this press release about Pacira’s future expectations, plans, trends, outlook, projections and prospects, and other statements containing the words “believes,” “anticipates,” “plans,” “estimates,” “expects,” “intends,” “may,” “will,” “would,” “could,” “can” and similar expressions, constitute forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the Private Securities Litigation Reform Act of 1995, including, without limitation, statements related to our growth and future operating results and trends, our strategy, plans, objectives, expectations (financial or otherwise) and intentions, future financial results and growth potential, including our plans with respect to the repayment of our indebtedness, anticipated product portfolio, development programs, patent terms, development of products, strategic alliances and intellectual property and other statements that are not historical facts. For this purpose, any statement that is not a statement of historical fact should be considered a forward-looking statement. We cannot assure you that our estimates, assumptions and expectations will prove to have been correct. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including risks relating to, among others: risks associated with acquisitions, such as the risk that the acquired businesses will not be integrated successfully, that such integration may be more difficult, time-consuming or costly than expected or that the expected benefits of the transaction will not occur; the lingering impact of the COVID-19 pandemic on elective surgeries, our manufacturing and supply chain, global and U.S. economic conditions (including inflation and rising interest rates), and our business, including our revenues, financial condition, cash flow and results of operations; the success of our sales and manufacturing efforts in support of the commercialization of EXPAREL, ZILRETTA and iovera°; the rate and degree of market acceptance of EXPAREL, ZILRETTA and iovera°; the size and growth of the potential markets for EXPAREL, ZILRETTA and iovera° and our ability to serve those markets; our plans to expand the use of EXPAREL, ZILRETTA and iovera° to additional indications and opportunities, and the timing and success of any related clinical trials for EXPAREL, ZILRETTA and iovera°; the commercial success of EXPAREL, ZILRETTA and iovera°; the related timing and success of U.S. Food and Drug Administration supplemental New Drug Applications and premarket notification 510(k)s; the related timing and success of European Medicines Agency Marketing Authorization Applications; our plans to evaluate, develop and pursue additional product candidates utilizing our proprietary multivesicular liposome (“pMVL”) drug delivery technology; the approval of the commercialization of our products in other jurisdictions; clinical trials in support of an existing or potential pMVL-based product; our commercialization and marketing capabilities; our ability to successfully complete an EXPAREL capacity expansion project in San Diego, California; our ability to successfully complete a ZILRETTA capital project in Swindon, England; the outcome of any litigation; the ability to successfully integrate any future acquisitions into our existing business; the recoverability of our deferred tax assets; assumptions associated with contingent consideration payments; and factors discussed in the “Risk Factors” of our most recent Annual Report on Form 10-K and in other filings that we periodically make with the Securities and Exchange Commission (the “SEC”). In addition, the forward-looking statements included in this press release represent our views as of the date of this press release. Important factors could cause actual results to differ materially from those indicated or implied by forward-looking statements, and as such we anticipate that subsequent events and developments will cause our views to change. Except as required by applicable law, we undertake no intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, and readers should not rely on these forward-looking statements as representing our views as of any date subsequent to the date of this press release.

These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to differ materially from those expressed or implied by these statements. These factors include the matters discussed and referenced in the “Risk Factors” of our most recent Annual Report on Form 10-K and in other filings that we periodically make with the SEC.

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Investor Contact:
Susan Mesco, (973) 451-4030
susan.mesco@pacira.com

Media Contact:
Sara Marino, (973) 370-5430
sara.marino@pacira.com

(Tables to Follow)

Pacira BioSciences, Inc.
Condensed Consolidated Balance Sheets
(in thousands)
(unaudited)

	March 31, 2023	December 31, 2022
ASSETS
Current assets:
Cash and cash equivalents	$35,545	$104,139
Short-term available-for-sale investments	138,454	184,512
Accounts receivable, net	93,205	98,397
Inventories, net	92,977	96,063
Prepaid expenses and other current assets	15,933	15,223
Total current assets	376,114	498,334
Noncurrent available-for-sale investments	8,281	37,209
Fixed assets, net	181,617	183,512
Right-of-use assets, net	68,084	70,877
Goodwill	163,243	163,243
Intangible assets, net	526,224	540,546
Deferred tax assets	167,570	160,309
Investments and other assets	32,285	27,170
Total assets	$1,523,418	$1,681,200

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$17,261	$15,220
Accrued expenses	61,633	89,785
Lease liabilities	8,951	9,121
Current portion of long-term debt, net	10,853	33,648
Total current liabilities	98,698	147,774
Convertible senior notes, net	405,384	404,767
Long-term debt, net	137,534	251,056
Lease liabilities	62,442	64,802
Contingent consideration	39,740	28,122
Other liabilities	11,579	9,669
Total stockholders’ equity	768,041	775,010
Total liabilities and stockholders’ equity	$1,523,418	$1,681,200

Pacira BioSciences, Inc.
Condensed Consolidated Statements of Operations
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended
	March 31,
	2023	2022
Net product sales:
EXPAREL	$130,408	$129,205
ZILRETTA	24,334	23,635
iovera°	4,001	3,026
Bupivacaine liposome injectable suspension	688	1,556
Total net product sales	159,431	157,422
Royalty revenue	910	569
Total revenues	160,341	157,991
Operating expenses:
Cost of goods sold	49,020	36,074
Research and development	17,140	21,605
Selling, general and administrative	70,843	64,260
Amortization of acquired intangible assets	14,322	14,322
Acquisition-related charges (gains) and other	12,107	4,337
Total operating expenses	163,432	140,598
(Loss) income from operations	(3,091)	17,393
Other (expense) income:
Interest income	3,142	271
Interest expense	(9,589)	(10,246)
Loss on early extinguishment of debt	(16,926)	—
Other, net	(10)	(124)
Total other expense, net	(23,383)	(10,099)
(Loss) income before income taxes	(26,474)	7,294
Income tax benefit (expense)	6,938	(466)
Net (loss) income	$(19,536)	$6,828

Net (loss) income per share:
Basic net (loss) income per common share	$(0.43)	$0.15
Diluted net (loss) income per common share	$(0.43)	$0.15
Weighted average common shares outstanding:
Basic	45,949	44,869
Diluted	45,949	46,438

Pacira BioSciences, Inc.
Reconciliation of GAAP to Non-GAAP Financial Information
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended
	March 31,
	2023	2022
GAAP net (loss) income	$(19,536)	$6,828

Non-GAAP adjustments:
Acquisition-related charges (gains) and other	12,107	4,337
Step-up of acquired Flexion fixed assets and inventory to fair value and other	2,107	1,931
Stock-based compensation	11,990	11,189
Loss on early extinguishment of debt	16,926	—
Amortization of debt discount	675	706
Amortization of acquired intangible assets	14,322	14,322
Tax impact of non-GAAP adjustments	(14,289)	(9,371)
Total non-GAAP adjustments	43,838	23,114

Non-GAAP net income	$24,302	$29,942

GAAP basic net (loss) income per common share	$(0.43)	$0.15
GAAP diluted net (loss) income per common share	$(0.43)	$0.15

Non-GAAP basic net income per common share	$0.53	$0.67
Non-GAAP diluted net income per common share	$0.53	$0.64

Weighted average common shares outstanding - basic	45,949	44,869
Weighted average common shares outstanding - diluted	45,949	46,438
Non-GAAP weighted average common shares outstanding - basic	45,949	44,869
Non-GAAP weighted average common shares outstanding - diluted	46,122	46,438

Pacira BioSciences, Inc. Reconciliation of GAAP to Non-GAAP Financial Information (continued) (in thousands) (unaudited)
	Three Months Ended
	March 31,
	2023	2022
Cost of goods sold reconciliation:
GAAP cost of goods sold	$49,020	$36,074
Step-up of acquired Flexion fixed assets and inventory to fair value and other	(2,107)	(1,931)
Stock-based compensation	(1,724)	(1,352)
Non-GAAP cost of goods sold	$45,189	$32,791

Research and development reconciliation:
GAAP research and development	$17,140	$21,605
Stock-based compensation	(1,875)	(1,458)
Non-GAAP research and development	$15,265	$20,147

Selling, general and administrative reconciliation:
GAAP selling, general and administrative	$70,843	$64,260
Stock-based compensation	(8,391)	(8,379)
Non-GAAP selling, general and administrative	$62,452	$55,881

Weighted average shares outstanding - diluted reconciliation:
GAAP weighted average common shares outstanding - diluted	45,949	46,438
Dilutive impact on non-GAAP net income (1)(2)	173	—
Non-GAAP weighted average common shares outstanding - diluted	46,122	46,438

(1) As the Company reported a GAAP net loss for the three months ended March 31, 2023, potential common shares were excluded as the impact to diluted net loss per share would be antidilutive, whereas these potential securities resulted in a dilutive impact on net income reported on a non-GAAP basis.

(2) On a non-GAAP basis, the "if-converted" method was modified so that interest expense is not added back to the numerator, and the denominator would only include any incremental shares that would be issued for the conversion premium as the Company intends to settle the principal amount of its 2025 convertible senior notes in cash. For the three months ended March 31, 2023 and 2022, non-GAAP diluted net income per share does not include any incremental shares related to conversion premium.

Pacira BioSciences, Inc.
Reconciliation of GAAP Net (Loss) Income to Adjusted EBITDA (Non-GAAP)
(in thousands)
(unaudited)

	Three Months Ended
	March 31,
	2023	2022
GAAP net (loss) income	$(19,536)	$6,828

Interest income	(3,142)	(271)
Interest expense (1)	9,589	10,246
Income tax expense	(6,938)	466
Depreciation expense	5,280	5,711
Amortization of acquired intangible assets	14,322	14,322
EBITDA	(425)	37,302

Other adjustments:
Acquisition-related charges (gains) and other (2)	12,107	4,206
Step-up of acquired Flexion inventory to fair value and other	1,305	1,129
Stock-based compensation	11,990	11,189
Loss on early extinguishment of debt	16,926	—
Adjusted EBITDA (non-GAAP)	$41,903	$53,826
(1) Includes amortization of debt discount and debt issuance costs
(2) For the three months ended March 31, 2022, excludes any depreciation expense included in EBITDA above

Adjusted earnings before interest, taxes, depreciation and amortization (EBITDA) includes GAAP to non-GAAP adjustments that reflect how the Company’s management analyzes its financial results. The adjusted EBITDA figures presented here are unlikely to be comparable with adjusted EBITDA disclosures released by other companies.

Pacira BioSciences, Inc.
Reconciliation of GAAP to Non-GAAP 2023 Financial Guidance
(dollars in millions)

GAAP to Non-GAAP Guidance	GAAP	Full-year Impact of GAAP to Non-GAAP Adjustments (1)	Non-GAAP
EXPAREL net product sales	$570 to $580	—	—
ZILRETTA net product sales	$115 to $125	—	—
iovera° net product sales	$17 to $20	—	—
Gross margin	74% to 76%	Approximately 2%	76% to 78%
Research and development expense	$78 to $89	$8 to $9	$70 to $80
Selling, general and administrative expense	$257 to $269	$37 to $39	$220 to $230
Stock-based compensation	$51 to $54	—	—
(1) The full-year impact of GAAP to Non-GAAP adjustments primarily relates to stock-based compensation. The full-year GAAP gross margin financial guidance also includes the step-up of acquired Flexion fixed assets and inventory to fair value from the Flexion Acquisition, as well as severance costs.